                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of the 12th day of November, 1999, by and among INTERNATIONAL MENU SOLUTIONS USA, INC., a Delaware corporation (herein called the "Purchaser"), INTERNATIONAL MENU SOLUTIONS CORPORATION, a Nevada corporation (herein called "IMSC"), and HUXTABLE'S FOODS, L.L.C., a Delaware limited liability company (herein called the "Vendor").

                                    RECITALS

A. The Vendor carries on the business of the development and manufacture of food products, which it markets, distributes and sells to food stores for sale to end-user customers, and the Vendor wishes to sell the business and certain of the business assets to the Purchaser; and

B. The Purchaser wishes to purchase the business and certain of the business assets subject to the terms and conditions of this Agreement.

        NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

        1.01 DEFINITIONS. In this Agreement the following terms and expressions will have the following meanings:

        "ACQUISITION CAPITAL" has the meaning given to that term in Section 6.02(g).

        "ADJUSTED EBITDA" means for the Purchaser the consolidated earnings before interest, income taxes, depreciation, amortization, and scientific research tax credits, as calculated, in accordance with GAAP consistently applied and past practice and based upon financial information taken from audited financial statements of the Purchaser. For the purpose of the Adjusted EBITDA calculations, the following adjustments shall also apply:

        (i) any expenses charged to the Purchaser that are not reasonably required in the ordinary course of the Purchaser's business and consistent with its and its Affiliates' past practices, including, without limitation, any nonrecurring costs incurred in respect of any corporate restructuring, shall be excluded from the determination of Adjusted EBITDA;

        (ii) any expenses charged to the Purchaser for salaries and bonuses paid to Cliff Marquart and Karen Mitchell (or persons succeeding them in such positions) shall be excluded from the determination of Adjusted EBITDA;

        (iii) acquisition-related costs other than reasonable accounting and audit expenses shall be excluded from the determination of Adjusted EBITDA;

        (iv) the amount of any cash payments by the Purchaser of the Assumed Liabilities reflected in the demo accrual on the Vendor's September 30, 1999 balance sheet shall be included as an expense in the determination of Adjusted EBITDA in the year in which such Assumed Liability is paid; and

        (v) the imputed cost of any Acquisition Capital provided to the Purchaser by IMSC or any Affiliate of IMSC at a rate of 15% per annum shall be included as an expense in the determination of the Adjusted EBITDA for the Final Payment Year. In the event that the imputed cost of the Acquisition Capital causes the Adjusted EBITDA for the Final Payment Year to be less than $2,500,000, then the notional 15% charge shall only be included to the extent that it reduces such Adjusted EBITDA to $2,500,000.

        "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified;

        "AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement; and unless otherwise indicated, references to Articles and Sections are to Articles and Sections in this agreement, references to Schedules are to Schedules attached to this agreement;

        "ASSUMED CONTRACTS" has the meaning given to that term in Section 2.01
(g);

        "ASSUMED LIABILITIES" has the meaning given to that term in
Section 3.01;

        "AUDITED FINANCIAL STATEMENTS" means the balance sheet of the Vendor as at December 31, 1998 and the accompanying statements of earnings, retained earnings and changes in financial position for the year then ended, including the notes thereto, and the report of the auditors of the Vendor thereon attached as Schedule 4.01(l);

        "BREACH." There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

        "BUSINESS" means the development, manufacture, marketing, distribution and sales of food products by the Vendor primarily in the State of California;

        "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the State of California;

        "CLOSING" means the completion of the sale and purchase of the Purchased Assets pursuant to this Agreement on the Closing Date;

        "CLOSING DATE" means November 12, 1999 or such earlier or later date as may be agreed upon in writing by the parties;

        "CODE" means the Internal Revenue Code of 1986, as amended;

        "COMMON STOCK" means the common stock of IMSC, $0.001 par value;

        "CONSENT" means any approval, consent, ratification, permission, waiver or authorization required to consummate the Transactions contemplated by this Agreement and the Transaction Agreements (including, without limitation, any Governmental Authorization or consent of a third party to effect the transfer of the Assumed Contracts or Permits);

        "CONTRACT" means, with respect to any Person, any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding and to which such Person is a party;

        "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature;

        "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of the Agreement) delivered to the Purchaser by the Vendor, a copy of which is attached to the Agreement and incorporated in the Agreement by reference;

        "EARNOUT PAYMENTS" has the meaning given to that term in Section 2.05;

        "EBITDA AMOUNT" has the meaning given to that term in Section 2.05(f);

        "EMPLOYEE" has the meaning given to that term in Section 4.01(u);

        "EMPLOYEE BENEFIT PLAN" means any Employee Benefit Plan as defined in
Section 3(3) of ERISA:

        (i) that was established or adopted by the Vendor or any ERISA Affiliate or is maintained or sponsored by the Vendor;

        (ii)   in which the Vendor participates;

        (iii) with respect to which the Vendor or any ERISA Affiliate is or may be required or permitted to make any contribution; or

        (iv) with respect to which the Vendor or any ERISA Affiliate is or may become subject to any Liability;

        "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature

(including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset);

        "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution, Hazardous Materials or protection of human health, safety or the environment;

        "ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, registrations and licenses under Environmental Laws;

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

        "ERISA AFFILIATE" means any Person that is, was or would be treated as a single employer with the Vendor under Section 414 of the Code;

        "ESCROW AGENT" has the meaning given to that term in Section 2.04(c);

        "ESCROW AGREEMENT" has the meaning given to that term in Section 2.04
(c);

        "ESCROW FUNDS" has the meaning given to that term in Section 2.04(c);

        "ESCROW TERMINATION DATE" has the meaning given to that term in Section 2.04(c);

        "EXCLUDED ASSETS" has the meaning given to that term in Section 2.02;

        "EXCLUDED LIABILITIES" has the meaning given to that term in
Section 3.02;

        "FINAL PAYMENT YEAR" has the meaning given to that term in Section 2.05;

        "FIRST YEAR PAYMENT" has the meaning given to that term in Section 2.05(b);

        "GAAP" means the United States generally accepted accounting principles, applied on a consistent basis;

        "GOVERNMENTAL AUTHORIZATION" means any:

        (i) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

        (ii) right under any Contract with any Governmental Body;

        GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

        (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

        (ii)   federal, state, local, municipal, foreign or other government;

        (iii) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

        (iv)   multinational organization or body; or

        (v) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature;

        "GROSS MARGIN" means revenue recorded by the Purchaser from the shipment of food products less

        (i) freight, discounts, off-invoice allowances, spoilage allowances and product returns; and

        (ii) the cost of raw ingredients and packaging for the food products, the cost of labor to produce the food products and a plant overhead allocation (excluding depreciation) not to exceed 10.5% of sales.

        "HAZARDOUS MATERIALS" means any substance, chemical, waste or other material that is or may be listed, defined or otherwise identified as hazardous, toxic or dangerous under any Legal Requirement, as well as any asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. Sections 2011 et seq.;

        "INDEMNITEES" means, with respect to any specified party, the following
Persons:

        (i)    such party and its successors and assigns;

        (ii)   such party's current and future Affiliates; and

        (iii) the respective Representatives of the Persons referred to in clauses (i) and (ii) above.

        "INDEMNIFIED PARTY" has the meaning given to that term in Section 9.05;

        "INDEMNIFYING PARTY" has the meaning given to that term in Section 9.05;

        "INITIAL CASH PAYMENT" has the meaning given to that term in Section 2.04(a).

        "INTERIM PERIOD" has the meaning given to that term in Section 2.04(b);

        "INTERIM PERIOD OPERATING CASH ADJUSTMENT" has the meaning given to that term in Section 2.04(b);

        "LEASED PROPERTY" has the meaning given to that term in Section 2.01(b);

        "LEASE" has the meaning given to that term in Section 2.01(b);

        "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, Order, pronouncement, requirement, specification, determination, or decision that is, has been or may as of the date of this Agreement be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body;

        "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable;

        "LOSSES" in respect of a matter means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of that matter;

        "MARGIN/EBITDA AMOUNT" has the meaning given to that term in Section 2.05(f);

        "ORDER" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel;

       "ORDINARY COURSE OF BUSINESS." An action taken by or on behalf of the Vendor shall not be deemed to have been taken in the "Ordinary Course of Business" unless such action is:

        (i) consistent with the Vendor's past practices and taken in the ordinary course of the Vendor's normal day to day operations; and

        (ii) not required to be authorized by the Vendor's members or the Vendor's managers, and does not require any other separate or special authorization of any nature;

        "OVERLAPPING TAX PERIOD" has the meaning given to that term in Section 2.10(b);

        "PERMITS" has the meaning given to that term in Section 2.01(h) and, for further clarification, includes Environmental Permits;

        "PERMITTED ENCUMBRANCES" means:

               (i) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

               (ii) security given in the Ordinary Course of Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

               (iii) the Permitted Encumbrances described in Schedule 4.01(c);

        "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or vendor with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

        "POST-CLOSING PERIOD" means any taxable period (or portion thereof) beginning after the close of business on the Closing Date;

        "POST-CLOSING TAX PERIOD" has the meaning given to that term in Section 2.10;

        "PRE-CLOSING PERIOD" means any Tax period ending on or before the close of business on the Closing Date or, in the case of any Tax period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date;

        "PRE-CLOSING TAX PERIOD" has the meaning given to that term in Section 2.10;

        "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved, any Governmental Body or any arbitrator or arbitration panel;

        "PROFESSIONAL SERVICES AGREEMENT" has the meaning given to that term in
Section 5.01;

        "PROPRIETARY ASSET" means any recipe, product formulation, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, system, computer software, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, in any case owned or used by the Vendor in connection with the Business;

        "PURCHASE PRICE" has the meaning given to that term in Section 2.03;

        "PURCHASED ASSETS" has the meaning given to that term in Section 2.01;

        "REGISTRATION RIGHTS AGREEMENT" has the meaning given to that term in
Section 4.02(b);

        "RELEASE" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal;

        "RELATED PARTY" refers to each of the following:

               (i)    each of the members of the Vendor;

               (ii) each individual who is, or who has at any time been, an officer of the Vendor;

               (iii) each member of the family of each of the individuals referred to in clause (ii) above; and

               (iv) any entity (other than the Vendor) in which any one of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), directly or indirectly, beneficially or otherwise, a material voting, proprietary or equity interest, including, without limitation, any subsidiary of the Vendor;

        "REPRESENTATIVES" of a specified party means officers, directors, employees, attorneys, accountants, advisors and other representatives of such party;

        "SEC" means the Securities and Exchange Commission, or any successor entity;

        "SECOND YEAR PAYMENT" has the meaning given to that term in Section 2.05(d);

        "STUB PAYMENT" has the meaning given to that term in Section 2.05(a);

        "TAX" or "TAXES" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition-to-tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY"), (b) any liability of the Vendor for the payment of any amount of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, and (c) any liability of the Vendor for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other Person;

        "TAX SHARING AGREEMENT" means any existing Tax sharing agreements or arrangements (whether or not written) binding the Vendor and any other agreement or arrangement (including any arrangement required or permitted by law) that (a) requires the Vendor to make any Tax payment to or for the account of any other person, (b) affords any other person to utilize any tax attributes of the Vendor to reduce such other person's Taxes; (c) affords the Vendor to utilize any tax attributes of any other person to reduce any Taxes of the Vendor; (d) requires or permits the transfer or assignment of income, revenues, receipts or gains; or (e) requires or permits the Vendor to determine its Tax liability by taking into account or by reference to the Tax liability, income, revenues, receipts or gains of any other Person;

        "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax;

        "TRADE ACCOUNTS RECEIVABLE" means all valid amounts due to the Vendor, including, but not limited to, amounts due to the Vendor from the sale of food products, amounts related to "Farm Fresh" rebates, less allowances for bad debts and spoilage;

        "TRADING DAY" means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (Nasdaq) System are open for trading;

        "TRANSACTION AGREEMENTS" means the Bill of Sale, Escrow Agreement, Assignment and Assumption Agreement, Trademark and Intellectual Property Assignment Agreement, Confidentiality Agreement, Professional Services Agreement, Employment Agreements, Registration Rights Agreement and such other documents as are contemplated hereby;

        "TRANSACTIONS" means (a) the execution and delivery of this Agreement and the respective Transaction Agreements, and (b) all of the transactions contemplated by this Agreement and the respective Transaction Agreements, including, without limitation, the sale of the Purchased Assets by the Vendor to the Purchaser, the assumption by the Purchaser of the Assumed Liabilities, and the performance by the Vendor, IMSC and the Purchaser of their respective obligations under this Agreement, the Transaction Agreements and the exercise by the Vendor, IMSC and the Purchaser of their respective rights under this Agreement and the Transaction Agreements.

        "TREASURY REGULATIONS" means the U.S. income tax regulations, including temporary regulations, promulgated under the Code, as of the date hereof;

        "UNAUDITED FINANCIAL STATEMENTS" means the balance sheet of the Vendor as at September 30, 1999 and the accompanying income statement for the nine (9) months then ended, each as internally generated by the Vendor's management and subject to adjustment for normal year-end accruals, attached as Schedule 4.01(l);

         "1933 ACT" has the meaning given to that term in Section 4.02(b);

        "2001 FINAL PAYMENT" has the meaning given to that term in Section 2.05(c)(ii); and

        "2002 FINAL PAYMENT" has the meaning given to that term in Section 2.05(e)(ii).

        1.02 DISCLOSURE SCHEDULE. The Disclosure Schedule attached to this Agreement shall form part of this Agreement.

        1.03 BEST OF KNOWLEDGE. Any reference in this Agreement to "the best of the knowledge of the Vendor" or "the best of the knowledge and belief of the Vendor" will mean the actual knowledge of the officers and managers of the Vendor, and the knowledge that the officers would have had if they had conducted a reasonably prudent inquiry into the relevant subject-matter.

        1.04 MATERIALITY. In this Agreement, the term "material," when used as an adjective, means that any breach, default or deficiency in the satisfaction of any representation, warranty or covenant so described might reasonably have
(i) a material adverse effect on the value of the Business or the Purchased Assets, viewed as a whole, or the Transactions, or on the business, condition, assets, liabilities, operations, financial performance or results of operation of the Vendor or the Purchaser, respectively, viewed as a whole; or (ii) a material adverse effect on the ability of the Vendor or the Purchaser to comply with or perform any covenant or obligation under this Agreement or any other agreements, certificates and instruments contemplated to be executed and delivered by the Vendor or the Purchaser in connection with this Agreement.

        1.05 HEADINGS, TABLE OF CONTENTS, GENDER AND NUMBER. The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof. In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

        1.06 CURRENCY. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in currency of the United States of America.

        1.07 ACKNOWLEDGEMENT. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in the negotiation and settlement of the terms of this Agreement.

                                    ARTICLE 2
                                PURCHASE AND SALE

        2.01 PURCHASE AND SALE OF ASSETS. Subject to the terms of this Agreement, at the Closing the Vendor agrees to sell and the Purchaser agrees to purchase all of the Vendor's right, title and interest in and to the property, assets and rights used by the Vendor in carrying on the Business, other than the Excluded Assets and the Excluded Liabilities as set forth in Section 3.02, as a going concern with all related goodwill (the "Purchased Assets"). The Purchased Assets include, but are not limited to, the following assets used in connection with the Business:

        (a) all improvements and fixtures (including fixed machinery and fixed equipment) located in and on the Leased Property, subject to the terms of the Lease and Legal Requirements;

        (b) all rights as lessee under the lease of real property described in Schedule 4.01(h) (the "Leased Property"), together with all rights, benefits, options and leasehold improvements relating thereto or forming part thereof (the "Lease"), subject to the terms of the Lease and Legal Requirements;

        (c) all machinery, equipment (including trucks, cars and other vehicles), parts, tools, molds, dies, jigs, pattern, furniture, furnishings, office equipment and accessories whether located on the premises of the Vendor or elsewhere, including all of the assets described in Schedule 4.01(i);

        (d) all inventories of finished goods, work in progress, raw materials and other materials and supplies, including a reasonable allowance for price variances in obsolesce;

        (e)    all Trade Accounts Receivable;

        (f) the full benefit of all prepaid expenses, other than any prepaid expenses related to Excluded Assets;

        (g) to the extent assignable, all right, title and interest of the Vendor in the Contracts listed on Schedule 4.01(o), and the obligations of which have been assumed by the Purchaser pursuant to Section 3.01 (collectively, the "Assumed Contracts");

        (h) to the extent assignable, the full benefit of all permits, approvals, consents, registrations and other authorizations, including Environmental Permits and other Governmental Authorizations, which the Vendor holds and which are required by the Vendor to own the Purchased Assets or to carry on the Business (the "Permits");

        (i) excepting computer software licensed to the Vendor and not assignable in accordance with the terms thereof, all right, title and interest of the Vendor to all Proprietary Assets, in connection with the Business, including the Proprietary Assets listed in Schedule 4.01(k);

        (j) all computer hardware and, to the extent assignable, software, including all rights under licenses and other agreements or instruments relating thereto;

        (k) originals of all business and financial records (whether or not recorded on computer), including all customer lists and lists of suppliers, all surveys, plans and specifications relating to the Leased Property and all operating manuals, engineering standards and specifications and other information used or required to effectively conduct the Business or operate the Purchased Assets or any of them;

        (l) the goodwill of the Business together with the exclusive right to represent the Purchaser as carrying on the Business as a successor to the Vendor and the exclusive right to use the name "Huxtable" or any variation thereof;

        (m) all rights to refunds of Taxes attributable to the Post-Closing Period with respect to the Business; and

        (n) any cash in the bank accounts other than any bank account established to receive the Purchase Price, of the Vendor in excess of outstanding checks.

        Notwithstanding anything in this Section 2.01 to the contrary, this Agreement shall not constitute an agreement to sell, assign, sublease, transfer, convey or deliver any Purchased Asset or any claim or right or any benefit arising under or resulting from such Purchased Asset if such sale, assignment, sublease, transfer, conveyance or delivery is prohibited by any applicable Legal Requirement or would require the Consent of any Governmental Body or other Person and such Consent is not obtained prior to Closing. Unless the provisions of this Section are waived by the Purchaser, in the event that the Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such Purchased Asset, then following the Closing, the Vendor shall use its commercially reasonable efforts to obtain promptly such Consents; provided, however, that the Vendor shall not be required to pay any consideration therefor other than filing, recordation or similar fees. Pending receipt of such Consent, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Purchaser the benefits of use of such Purchased Asset. Once the appropriate Consent for the sale, assignment, sublease, transfer, conveyance or delivery of any such Purchased Asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, the Vendor shall sell, assign, transfer, convey and deliver such Purchased Asset to the Purchaser at no additional cost to the Purchaser. To the extent that any such Purchased Asset cannot be transferred or the full benefits of use of any such Purchased Asset cannot be provided to the Purchaser following the Closing pursuant to this paragraph, the Purchaser and the Vendor shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Purchaser the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such Consent and the performance by the Purchaser of the obligations thereunder. The Vendor shall hold in trust for and pay to the Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by the Vendor in connection with its use of any Purchased Asset (net of any Taxes and any other costs imposed upon the Vendor).

        2.02 EXCLUDED ASSETS. The Purchased Assets do not include the following assets:

        (a) the Purchase Price or any rights of the Vendor under this Agreement or the Transaction Agreements;

        (b) any refundable Taxes previously paid by the Vendor and any claim or right of the Vendor to any refund of Taxes for periods prior to the Closing Date;

        (c) the interest of the Vendor in any litigation and in the proceeds of any judgment, order or decree issued or made in respect of any litigation as listed on Schedule 2.02(c);

        (d) the interest of the Vendor in any Contract listed on Schedule 2.02(d) as "not to be assumed" or similar words to that effect;

        (e) any amount due to the Vendor from a founder, member or manager of the Vendor and listed on Schedule 2.02(e), and any other claim against a member or manager of the Vendor not reflected on the Unaudited Financial Statements;

        which assets are referred to in this Agreement as the "Excluded Assets".

        2.03 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the aggregate price (the "Purchase Price") to be paid by the Purchaser to the Vendor for the Purchased Assets shall be an amount equal to the sum of:

        (a)    Three Million Eighty Thousand Dollars ($3,080,000), less

        (b)    the Interim Period Operating Cash Adjustment, plus

        (c)    the Earnout Payments as calculated pursuant to Section 2.05.

        2.04   INITIAL PAYMENTS.

        (a) INITIAL CASH PAYMENT. The Purchaser shall make a cash payment to the Vendor at closing in an amount equal to Two Million Eight Hundred Eighty Thousand Dollars ($2,880,000) (the "Initial Cash Payment"), which the Vendor shall use, as necessary, to retire any borrowed money indebtedness of the Vendor and to pay the Vendor's transaction costs.

        (b) INTERIM PERIOD OPERATING CASH ADJUSTMENT. Within twenty (20) days of the Closing, the Purchaser shall have calculated the Interim Period Operating Cash Adjustment, as defined herein, and provided written notice of such calculation to the Vendor. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the calculation shall be final and the Purchaser and Vendor shall instruct the Escrow Agent as provided in Section 2.04(c). "Interim Period Operating Cash Adjustment" shall mean the amounts paid by the Vendor during the period from and including November 1, 1999 through the Closing Date (the "Interim Period") to satisfy liabilities of the Vendor (other than Assumed Liabilities), as distributions to the members of the Vendor or any other payments other than to satisfy Assumed Liabilities. For purposes of this Section 2.04(b) only, the term "Assumed Liabilities" shall include liabilities of the Vendor paid by the Vendor on or prior to the Closing Date that would have been "Assumed Liabilities" on the Closing Date if such liabilities had not been paid by the Vendor prior to the Closing Date.

        (c) ESCROW AGREEMENT. Pursuant to the terms and conditions of the Escrow Agreement (the "Escrow Agreement") dated as of the date hereof by and between the Vendor, the Purchaser and McCarter Grespan Robson Beynon, as escrow agent (the "Escrow Agent"), the Purchaser will deposit $200,000 (the "Escrow Funds") in an interest-bearing account with the Escrow Agent. The Escrow Agreement will terminate on the date the Escrow Agent disburses the last of the Escrow Funds in accordance with the Escrow Agreement (the "Escrow Termination Date"). The Escrow Agent will, pursuant to the joint written instructions of Vendor and Purchaser, (i) remit to the Purchaser from the Escrow Funds an amount equal to the Interim Period Operating Cash Adjustment, if any, and (ii) remit to the Purchaser an amount equal to the Vendor's share of any Transfer Taxes. The remainder of the Escrow Funds, after the above-described payments to the Purchaser have been made, shall be remitted to the Vendor.

        2.05 EARNOUT PAYMENTS. The Purchaser shall make up to four earnout payments

(collectively, the "Earnout Payments") as follows:

        (a) STUB PAYMENT. Within twenty (20) days of the completion of the Purchaser's audited financial statements for the year ending December 31, 1999, and in no event later than April 15, 2000, the Purchaser shall notify the Vendor in writing of the calculation of the 1999 Adjusted EBITDA. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the Purchaser shall promptly pay an amount equal to a multiple of 1999 Adjusted EBITDA (the "Stub Payment"). Such multiple shall be determined by the Vendor in its sole discretion not later than April 30, 2000 and shall not exceed four (4) times 1999 Adjusted EBITDA. For purposes of this Agreement, ----- 1999 Adjusted EBITDA shall be determined for the period commencing on November 1, 1999 to and including December 31, 1999. Subject to the conditions of Section 2.05(i) below, the Stub Payment shall be payable by the Purchaser to the Vendor through the issuance of shares of Common Stock in an amount determined by dividing the amount of the Stub Payment by the average closing price of the Common Stock for the last twenty (20) Trading Days in 1999, provided that the maximum price per share of Common Stock shall be $5.00 and the minimum price per share of Common Stock shall be $3.00.

        (b) FIRST YEAR PAYMENT. Within twenty (20) days of the completion of the Purchaser's audited financial statements for the year ending December 31, 2000, and in no event later than March 31, 2001, the Purchaser shall notify the Vendor in writing of the calculation of the 2000 Adjusted EBITDA. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the Vendor shall provide notice of whether it elects to receive cash or shares of Common Stock subject to the terms of Section 2.05(i) below and the Purchaser shall promptly thereafter pay an amount equal to one (1) times 2000 Adjusted EBITDA (the "First Year Payment") to the Vendor.


        (c) 2001 FINAL PAYMENT. No later than October 31, 2001, the Vendor shall notify the Purchaser if the Vendor elects to deem the year ending December 31, 2001 as the Final Payment Year. If the Vendor so elects, then within twenty (20) days of the completion of the Purchaser's audited financial statements for the year ending December 31, 2001, and in no event later than March 31, 2002, the Purchaser shall notify the Vendor in writing of the calculation of the 2001 Adjusted EBITDA. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the Vendor shall provide notice of whether it elects to receive cash or shares of Common Stock subject to the terms of Section 2.05(i) below and the Purchaser shall promptly thereafter pay to the Vendor an amount (the "2001 Final Payment") equal to:

               (i)    Five (5) times 2001 Adjusted EBITDA; less

               (ii) the Stub Payment to the extent that such deduction would not reduce the 2001 Final Payment determined in Section 2.05(c)(i) below $7,500,000; less

               (iii)  the First Year Payment;

               The parties acknowledge that the 2001 Final Payment may be reduced below $7,500,000 by deduction of the First Year Payment.

        (d) SECOND YEAR PAYMENT. If the Vendor fails to elect the year ending December 31, 2001 as the Final Payment Year, then within twenty
               (20) days of the completion of the Purchaser's audited financial statements for the year ending December 31, 2001, and in no event later than March 31, 2002, the Purchaser shall notify the Vendor in writing of the calculation of the 2001 Adjusted EBITDA. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the Vendor shall provide notice of whether it elects to receive cash or shares of Common Stock subject to the terms of Section 2.05(i) below and the Purchaser shall promptly thereafter pay to the Vendor an amount equal to one (1) times 2001 Adjusted EBITDA (the "Second Year
               Payment").

        (e) 2002 FINAL PAYMENT. In the event that the Vendor fails to elect the year ending December 31, 2001 as the Final Payment Year, then the Final Payment Year shall be the year ending December 31, 2002. In that event, then within twenty (20) days of the completion of the Purchaser's audited financial statements for the year ending December 31, 2002, and in no event later than March 31, 2003, the Purchaser shall notify the Vendor in writing of the calculation of the 2002 Adjusted EBITDA. If the Vendor does not object to such calculation within fifteen (15) days of receipt of notice, the Vendor shall provide notice of whether it elects to receive cash or shares of Common Stock subject to the terms of Section 2.05(i) below and the Purchaser shall promptly thereafter pay to the Vendor an amount (the "2002 Final Payment") equal to:

               (i)    Five (5) times 2002 Adjusted EBITDA; less

               (ii) the Stub Payment to the extent that the such deduction would not reduce the amount determined in Section 2.05 (e) below $7,500,000; less

               (iii)  (A) the First Year Payment plus (B) the Second Year
                      Payment;

               The parties acknowledge that the 2002 Final Payment may be reduced below $7,500,000 by the deduction of the First Year Payment and the Second Year Payment.

        (f) GROSS MARGIN ADJUSTMENT. Notwithstanding the foregoing, if the aggregate amount paid to the Vendor under clauses (a) through (e) (the "EBITDA Amount") is not greater than:

               (i) Eighty percent (80%) of the Gross Margin in the Final Payment Year, plus

               (ii) Two (2) times Adjusted EBITDA of the Purchaser for the Final Payment Year,

               (the amount determined by adding clause (i) to clause (ii) is the "Margin/EBITDA Amount"), then the Purchaser shall be required to make an additional payment in the amount by which the Margin/EBITDA Amount exceeds the EBITDA Amount.

        (g)    [INTENTIONALLY DELETED.]

        (h) PAYMENT BY CASH OR SHARES. Notwithstanding the foregoing, with respect to the Earnout Payments referenced in clauses (b) through
               (e) above, the Vendor shall have the option, with respect to each such payment, of receiving such payment (i) in cash or (ii) in restricted shares of the Common Stock; provided, however, that if, at the time of each such payment:

               (i) the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System;

               (ii) the value of the trading volume of Common Stock for the preceding twenty (20) Trading Day period averages $500,000 per day; and

               (iii) the outstanding Common Stock has an aggregate market value of not less than $150,000,000;

               then any Earnout Payment made pursuant to this Section 2.05 shall be made in Common Stock or cash, at the option of the Purchaser. The share price for determining the number of shares of Common Stock to be issued to the Vendor shall be the average of the closing price for the Common Stock for the twenty (20) Trading Days preceding the date of the determination of the Adjusted EBITDA for the applicable year.

               In the event that the conditions in (i), (ii) and (iii) above are not satisfied, and the Vendor exercises an option with respect to an Earnout Payment (other than the Stub Payment) to receive restricted shares of Common Stock and the average closing price for the Common Stock for the twenty (20) Trading Day period preceding such Earnout Payment is less than $5.00 per share, the Purchaser and IMSC shall have the option to make such payment in cash.

        (i)    MAXIMUM SHARE HOLDINGS. Notwithstanding the provisions of this
               Section 2.05 and other provisions in this Agreement, the parties agree that in no event shall the Purchaser be required to issue shares of Common Stock if it would result in the Vendor and its Affiliates and Related Parties, holding, in the aggregate, more than 20% of the total outstanding shares of Common Stock. To the extent that the Purchaser is otherwise obligated to issue such shares of Common Stock to pay the total Purchase Price as set forth in Sections 2.03 and 2.05, but elects not to do so pursuant to this Section 2.05(i), the Purchaser shall be obligated to pay to the Vendor such portion of the Earnout Payment in cash.

        2.06. DETERMINATION OF EARNOUT PAYMENTS AND INTERIM PERIOD OPERATING CASH ADJUSTMENT. Any dispute between the parties with respect to the calculation of any Earnout Payment, including the Adjusted EBITDA and Gross Margin, or the Interim Period Operating Account Adjustment, shall be submitted to arbitration in accordance with the following provisions:

        (a) the arbitrator shall be a single arbitrator who shall act in accordance with the Commercial Arbitration Rules of the American Arbitration Association and who shall be a certified public accountant who is a partner with Ernst & Young (or its successor unless such successor is the result of a business combination with any accounting firm with whom, and with whose Affiliates, neither the Purchaser nor the Vendor has a material business or professional relationship, in which case the parties shall select another partner of a public accounting firm of recognized national standing with whom, and with whose Affiliates, neither the Purchaser nor the Vendor has a material business or professional relationship) and who is appointed by mutual agreement of the parties, or in the event the parties are unable to agree upon an arbitrator within ten (10) days of notice given by one party to the other of a dispute, any party may apply to the Senior Federal Court Judge in Los Angeles County to appoint a partner of Ernst & Young as the arbitrator. The arbitrator shall be at arm's-length from the parties;

        (b) the arbitrator shall be instructed that time is of the essence in proceeding with the determination of the dispute and, in any event, the arbitration award shall be rendered as promptly as possible following the submission of such dispute to arbitration;

        (c) the arbitration shall take place in Los Angeles, California, Kansas City, Missouri or New York, New York, as the parties may agree (or, in the event that the parties fail to reach an agreement promptly, New York, New York), and all proceedings shall be held in private to the extent that only the parties hereto, their respective advisors and the arbitrator shall be present;

        (d) the arbitration award shall be given in writing and shall include a finding of facts and application of law and shall be final and binding on all parties, shall not be subject to any appeal and shall fully address the question of costs of the arbitration and all matters related thereto;

        (e) judgment upon the arbitration award rendered may be entered in any court having jurisdiction, or, application may be made to such court for a judicial recognition of the arbitration award or any order of enforcement thereof, as the case may be; and

        (f) the law to be applied in connection with the arbitration will be the law applicable to this Agreement.

        2.07   [INTENTIONALLY DELETED]

        2.08. ALLOCATION OF PURCHASE PRICE; INTEREST. The Purchaser will, in its sole discretion, allocate the Purchase Price among the Purchased Assets and will provide notice thereof to the Vendor, and, together with the Vendor, will report the sale and purchase of the Purchased Assets for all Federal, state and local tax purposes in a manner consistent with this allocation.

        2.09 TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer tax and any similar tax) ("Transfer Taxes") shall be calculated by the Purchaser within twenty (20) days of the Closing Date and shall be borne and paid 50% by the Purchaser and 50% by the Vendor when due, and the Purchaser will, at its own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes; provided, however, that, if required by applicable law, the Vendor will join in the execution of any such tax returns and other documentation. Any refunds or credits of Transfer Taxes shall be paid by the Person receiving such refunds or credits 50% to the Purchaser and 50% to the Vendor. The Purchaser and the Vendor shall instruct the Escrow Agent as provided in Section 2.04(c).

        2.10   ALLOCATION OF TAXES.

        (a) Subject to the other provisions of this Agreement, the Vendor shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Pre-Closing Period, including, without limitation, Taxes arising or resulting from the sale of the Business and the Purchased Assets on the Closing Date pursuant to this Agreement, but excluding Transfer Taxes. The Purchaser shall be responsible for and shall pay any and all Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Post-Closing Period.

        (b) All real property, personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Purchased Assets and the Business for a taxable period (the "Overlapping Tax Period"), which includes (but does not end on) the Closing Date, shall be apportioned between the Vendor and the Purchaser as of the Closing Date based on the number of days included in the Overlapping Tax Period through and including the Closing Date (the "Pre-Closing Tax Period") and the number of days of such taxable period included in the Overlapping Tax Period ending after the Closing Date (the "Post-Closing Tax Period"). The Vendor shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period.

        (c) Within ninety (90) days after the Closing, the Purchaser shall present a statement to the Vendor setting forth the amount of such Taxes actually attributable to each of the Pre-Closing and Post-Closing Tax Periods, together with such supporting evidence as is reasonably necessary and available to calculate such amount. The Vendor shall pay to the Purchaser the appropriate amount with respect to reimbursement of such Taxes as provided hereunder promptly upon receipt of such schedule and payment of such Taxes. Thereafter, the Vendor shall notify the Purchaser upon receipt of any bill for real or personal property Taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to the Purchaser who shall pay the same to the appropriate taxing authority. In the event that the Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 2.10, the Vendor shall make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the Purchaser is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

        2.11   ADDITIONAL TAX COVENANTS.

        (a) The Vendor shall, at its sole cost and expense, deliver to the Purchaser by December 31, 1999 clearance certificates, such as those issued by the State of California pursuant to California Revenue and Taxation Code Section 6812 (sales tax) and California Unemployment Insurance Code Section 1731 (employment taxes) (or similar provisions of law of another jurisdiction) certifying that the Vendor is not liable for any amounts referred to in California Revenue and Taxation Code Section 6811 or California Unemployment Insurance Code Section 1731 (or similar provisions of law of another jurisdiction). In the event that any amount with respect to the Pre-Closing Period is required to be paid to obtain such certificates, the Vendor shall promptly pay such amounts to the relevant authorities.

        (b) Any indemnification payments made hereunder shall be treated as adjustments to the purchase price for all purposes.

        (c) Except as otherwise required under the Code and Treasury Regulations, the Escrow Funds shall be treated as property of the Vendor for income tax purposes until such time, if any, that all or a portion of the Escrow Funds is returned to the Purchaser.

        (d) Any payments of income from the Escrow Funds shall be subject to any withholding required with respect to Taxes. For all income tax purposes, all interest earned on the Escrow Funds shall be reportable to the Vendor, except as otherwise required by law. The Escrow Agent shall file annually all information returns with the Internal Revenue Service and other governmental authorities documenting such interest income. As required by law, the parties hereto will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien, certifications.

                                    ARTICLE 3
                            ASSUMPTION OF LIABILITIES

        3.01 ASSUMPTION OF LIABILITIES BY THE PURCHASER. The Purchaser hereby agrees to assume, pay, discharge and perform, from and after the Closing Date, all obligations and liabilities of the Vendor existing as at the Closing Date (collectively, the "Assumed Liabilities") under:

        (a)    the Assumed Contracts and the Lease;

        (b)    the Permits listed in Schedule 4.01(x);

        (c) the trade payables, other accruals and accrued salaries of the Vendor with respect to the Business as at the Closing Date, including any accrued liability for vacation pay;

        (d) the agreements entered into by the Vendor in the Ordinary Course of Business for the purchase or sale of goods by the Vendor or the receipt or provision of services by the Vendor; and

        (e) any liabilities for outstanding checks drawn on the bank accounts of the Vendor in excess of the cash balance in the bank accounts of the Vendor; provided, however, that the Purchaser shall deposit the full amount of such deficiency in the applicable account of the Vendor within two (2) business days after the Closing.

        3.02 EXCLUDED LIABILITIES. Other than the Assumed Liabilities set forth in Section 3.01 above, the Purchaser will not assume or have any responsibility with respect to any liability of the Vendor or relating to its Business or properties, whether liquidated or unliquidated, fixed or contingent, arising by operation of law or otherwise (the "Excluded Liabilities").

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

        4.01 BY THE VENDOR. As a material inducement to the Purchaser to enter into this Agreement and to close the Transactions, the Vendor makes the following representations, warranties and agreements to and with the Purchaser as follows:

        (a) ORGANIZATION. The Vendor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct the Business in the manner in which it is currently being conducted; (ii) to own and use the Purchased Assets in the manner in which such assets are currently owned and used; and (iii) to perform its obligations under the Contracts.

               The Vendor is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation with respect to the Purchased Assets or the Business in any jurisdiction other than the jurisdictions identified in
               Schedule 4.01(a). The Vendor is in good standing as a foreign corporation in each of the jurisdictions identified in Schedule 4.01(a).

        (b) AUTHORIZATION AND EXECUTION. The Vendor has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and instruments contemplated to be executed and delivered by the Vendor in connection with this Agreement, including, without limitation, the Transaction Agreements to which the Vendor is or may become a party. The execution, delivery and performance by the Vendor of this Agreement and such other agreements, certificates and instruments have been duly authorized by all necessary action on the part of the Vendor and its members and managers. Each of this Agreement and such other agreements, certificates and instruments constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

        (c) OWNERSHIP OF PURCHASED ASSETS. The Vendor is the legal and beneficial owner of, has exclusive right to possess, use and occupy and has good and marketable title to, the Purchased Assets. At or prior to the Closing Date, the Vendor will have full legal right, power and authority to sell, transfer or assign the Purchased Assets to the Purchaser free of all Encumbrances. The Vendor has all necessary corporate power and authority to sell, assign and transfer the Purchased Assets to the Purchaser, and upon consummation of such transfer pursuant to this Agreement the Purchaser will acquire good and marketable title to all of such Purchased Assets free and clear of all title defects, Encumbrances and restrictions of any kind, except for the Permitted Encumbrances shown in Schedule 4.01(c) securing the Assumed Liabilities specified therein.

        (d) NO OTHER AGREEMENTS. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, whether directly or indirectly for, the purchase or other acquisition from the Vendor of any of the Purchased Assets, other than in the Ordinary Course of Business and as disclosed on Schedule 4.01(d).

        (e) NO CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement or any of the Transaction Agreements, nor the consummation or performance of any of the Transactions, will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with or result in a violation of (A) any of the provisions of the Vendor's certificate of formation, Amended and Restated LLC Operating Agreement, as amended from time to time, or any other incorporation documents, or (B) any resolution adopted by the Vendor's members, directors or managers;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Vendor, or any of the assets owned or used by the Vendor, is subject;

               (iii) except as disclosed on Schedule 4.01(e), contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization or other Permit that is held by the Vendor or any of its employees or that otherwise relates to the Business or to any of the assets owned or used by the Vendor;

               (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the Assumed Contracts;

               (v) give any Person the right to (A) declare a default or exercise any remedy under any Assumed Contract, (B) accelerate the maturity or performance of any Assumed Contract, or (C) cancel, terminate or modify any Assumed Contract;

               (vi) except for payments to management of the Vendor, give any Person the right to any payment by the Vendor or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Vendor in favor of any Person; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Vendor.

               Except as set forth in Schedule 4.01(e), the Vendor was not, is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution and delivery of any of the Transaction Agreements or the consummation or performance of any of the Transactions.

        (f) BUSINESS AND ASSETS. The Purchased Assets owned or leased by the Vendor are adequate for the lawful conduct, ownership and operation of the Business. During the two (2) years preceding the date of this Agreement, there has not been any significant interruption of operations (being an interruption of more than one day) of the Business due to inadequate maintenance of any of the Purchased Assets. With the exception of inventory in transit, all the Purchased Assets are situated at the locations set out in
               Schedule 4.01(f).

        (g) LEASED PROPERTY. All leases described in Schedule 4.01(g) and (h) or otherwise constituting a Purchased Asset are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Vendor or, to the Vendor's knowledge, the other party thereunder, and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder. The Vendor has delivered to the Purchaser complete copies of all such leases.

               The Vendor has all necessary corporate power and authority to assign the real and personal property leasehold interests to be assigned to the Purchaser pursuant to this Agreement, and upon consummation of such assignment (and the receipt of any necessary consents with respect to the transfer of any personal property leases) pursuant to this Agreement the Purchaser will obtain a valid leasehold interest in such leases, in each case free and clear of all title defects, Encumbrances and restrictions of any kind.

        (h) REAL PROPERTY. The Vendor does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Schedule 4.01(h). Schedule 4.01(h) provides a complete description of the premises covered by said lease and the facilities, improvements and fixtures located on such premises.

               (i) The Vendor enjoys peaceful and undisturbed possession of such premises.

               (ii) To the Vendor's knowledge, all improvements on all such real estate conform to applicable Legal Requirements, including, without limitation, applicable environmental and occupational safety and health laws and regulations and zoning and building ordinances, and the properties are zoned for the various purposes for which such real estate is presently being used. To the Vendor's knowledge, none of the buildings and structures located on such real property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon such property. No condemnation proceeding is pending or, to the best of the Vendor's knowledge, threatened which would preclude or impair the use of any such property by the Vendor or the Purchaser for the uses for which intended by it.

        (i) EQUIPMENT. Schedule 4.01(i) identifies all equipment, furniture, fixtures, improvements and other tangible assets owned by the Vendor and used in connection with the Business, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Schedule 4.01(i) further identifies all personal property and other tangible assets leased to the Vendor and used in connection with the Business. Each asset identified or required to be identified in Schedule 4.01(i):

               (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

               (ii) complies in all material respects with, and is being operated and otherwise used in material compliance with, all applicable Legal Requirements; and

               (iii)  is adequate for the uses to which it is being put.

        (j)    ENVIRONMENTAL MATTERS.

               (i) Except as disclosed in Schedule 4.01(j), the Vendor, the operation of the Business, the Purchased Assets owned or used by the Vendor and the use, maintenance and operation thereof by Vendor, or to the Vendor's knowledge, by any other person have been and are in compliance with all Environmental Laws. The Vendor has complied with all reporting and monitoring requirements under all Environmental Laws. The Vendor has received no notice of any non-compliance with any Environmental Laws.

               (ii) The Vendor has obtained all Environmental Permits necessary in order to operate the Business in compliance with Environmental Laws, each of which is listed in
                      Schedule 4.01(x), and complete and correct copies thereof have been provided to the Purchaser. Each Environmental Permit is valid, subsisting and in good standing, and the Vendor is not in default or breach of any Environmental Permit and no proceeding is pending or threatened to revoke or limit any Environmental Permit.

               (iii) Except as disclosed in Schedule 4.01(x), or except in compliance with applicable Environmental Laws, no Hazardous Materials have come to be located on or in any of the Purchased Assets owned, leased or used by the Vendor, during the term of the Lease, or to the Vendor's knowledge, any time prior to Closing, and except in compliance with applicable Environmental Laws, no Release of any Hazardous Materials has occurred on or from the properties and assets of the Vendor during the term of the Lease, or to Vendor' s knowledge, any time prior to Closing, or has resulted from the operation of the Business and the conduct of all other activities of the Vendor. Except as disclosed in Schedule 4.01(x), or except in compliance with applicable Environmental Laws, the Vendor has not used any of the Purchased Assets, or properties or assets leased or used by it in connection with the Business, to produce, generate, store, handle, transport or dispose of any Hazardous Materials and none of the Leased Property or property used by the Vendor in connection with the Business has been or is being used by Vendor, or to Vendor's knowledge by any other person, as a landfill or waste disposal site.

               (iv) Without limiting the generality of the foregoing, except as disclosed in Schedule 4.01(j), there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on or in any of the properties or assets owned, leased or used by the Vendor in connection with the Business that have been placed at such properties or assets during the Vendor's ownership or operation thereof, or to the Vendor's knowledge, at any time prior thereto.

               (v) The Vendor has made available to the Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Purchased Assets of which it is aware.

        (k) PROPRIETARY ASSETS. Schedule 4.01(k) sets out each Proprietary Asset that is owned by or licensed to the Vendor and used in connection with the Business or that is otherwise used or useful in connection with the Business as presently conducted, specifying for each such asset the owner(s) of such asset and, if the owner is not the Vendor, the royalties, honoraria, fees or other payments payable by the Vendor to any person by reason of the ownership, use, license, sale or disposition of such Proprietary Assets. The Vendor has delivered to the Purchaser a complete copy of each agreement pursuant to which the Vendor uses a Proprietary Asset that is now owned by the Vendor, including all amendments, waivers and modifications thereto.

               (i) the Vendor has taken all measures and precautions in the Ordinary Course of Business to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Schedule 4.01(k);

               (ii) The Vendor is not infringing, and has not at any time infringed or received any written notice or other written communication of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Vendor, no other Person is infringing, and no proprietary asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Vendor.

               (iii) The Proprietary Assets identified in Schedule 4.01(k) constitute all of the Proprietary Assets necessary to enable the Vendor to conduct the Business in the manner in which its business is currently being conducted, including, without limitation, any database management, network monitoring and internal software development.

                      Except as identified in Schedule 4.01(k), all Proprietary Assets identified on Schedule 4.01(k) that are not owned by the Vendor are used by the Vendor pursuant to a royalty-free, fully paid up, perpetual license that is transferable to the Purchaser.

        (l) FINANCIAL STATEMENTS. The Audited Financial Statements and the Unaudited Financial Statements set forth in Schedule 4.01(l) have been, or will be, prepared in accordance with GAAP (subject to usual year-end adjustments in the case of the Unaudited Financial Statements) applied on a basis consistent with prior periods and consistently applied throughout the periods indicated and fairly, completely and accurately present, or will present when completed, the financial position of the Vendor and the Business and the results of its operations as of the dates and throughout the periods indicated and there has been no material adverse change in the financial position of the Vendor from that reflected in the Audited Financial Statements. All material financial transactions of the Vendor relating to the Business have been accurately recorded in its books and records.

        (m) ACCOUNTS RECEIVABLE. The Trade Accounts Receivables reflected on the balance sheet forming part of the Audited Financial Statements and all accounts receivable arising after the date of such Audited Financial Statements are bona fide and collectible, net of the accrual for bad debts reflected on the Vendor's unaudited balance sheet or the underlying accounting books and record as of October 31, 1999. The Trade Accounts Receivable represent valid obligations arising from actual sales of goods or performances of services in the Ordinary Course of Business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

        (n) INVENTORY. The inventory of the Vendor reflected on the balance sheet forming part of the Audited Financial Statements was, and the current inventory of the Vendor is, in useable and saleable condition in the Ordinary Course of Business and, in the case of the inventory reflected on such balance sheet, at an amount not less than the amounts carried therein. The finished goods, work in process, raw materials and other materials and supplies included in such inventory are recorded in accordance with GAAP.

        (o) CONTRACTS. Schedule 4.01(o) identifies each Assumed Contract, and the Vendor has delivered to the Purchaser accurate and complete copies of the same, including all amendments thereto. Except as identified in Schedule 4.01(o), all Assumed Contracts are in writing. Each Assumed Contract is valid and in full force and effect, and is enforceable by the Vendor in accordance with its terms.

        (p) ABSENCE OF CHANGES. Except as set forth in Schedule 4.01(p), with respect to the Business, the Vendor has not, since September 30, 1999:

               (i) paid or satisfied any obligation or liability, absolute or contingent, other than current liabilities or obligations disclosed in the Audited Financial Statements and current liabilities or obligations incurred since the date of such Audited Financial Statements in the Ordinary Course of Business;

               (ii) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the Ordinary Course of Business;

               (iii) assigned, transferred, pledged, mortgaged or granted any security interest other than the Permitted Encumbrances listed in Schedule 4.01(c) on the Purchased Assets;

               (iv) waived or cancelled, written off or written down any rights or claims or made any gift, other than in the Ordinary Course of Business, consistent with past practice;

               (v)    changed any accounting or tax practices;

               (vi) sold or otherwise disposed of any fixed or capital assets having a fair market value, in the case of any single sale or disposition, in excess of $5,000 and, in the case of all sales and dispositions, in excess of $20,000 in the aggregate;

               (vii) made any capital expenditures, in the case of any single capital expenditure, in excess of $5,000 and, in the case of all capital expenditures, in excess of $20,000 in the aggregate;

               (viii) failed to engage in standard distribution of its products in the Ordinary Course of Business, other than normal promotional activities and retail features, during the twelve (12) month period prior to the date of the Unaudited Financial Statements;

               (ix) made any material change in the manner of its billings, or the credit terms made available by it, to any of its customers;

               (x) made or suffered any change or changes in the financial condition, assets, liabilities or the Business which, individually or in the aggregate, have materially adversely affected or could materially adversely affect the financial condition, assets, liabilities or the Business;

               (xi) suffered or incurred any damage, destruction or loss, whether or not covered by insurance, which has materially adversely affected or could materially adversely affect the financial condition, assets or the Business;

               (xii) made any increase in the compensation or other benefits payable or to become payable to its employees, other than general salary increases in the Ordinary Course of Business, consistent with past practice, or any increase in the compensation or other benefits payable or to become payable to any officer or director or any increase in the benefits provided under any of its pension plans or other employee benefit plans;

               (xiii) failed to replenish its inventories and supplies in a usual and customary manner consistent with good business practices prevailing in the industry in which the Business operates; or

               (xiv) authorized or agreed or otherwise become committed to do any of the foregoing.

        (q) AGREEMENTS AND COMMITMENTS. Except as set out in the Disclosure Schedules, the Vendor is not a party to or bound by any:

               (i) Assumed Contract that expires or may expire, if the same is renewed or extended at the unilateral option of any other Person, more than one year after the date hereof;

               (ii) distributor, sales, advertising, agency or manufacturer's representative contract;

               (iii) Assumed Contract for the purchase of materials, supplies or services that requires payment of more than $5,000, in the case of any Assumed Contract, or, in the case of all such Assumed Contracts, in excess of $25,000 in the aggregate, except for purchases of inventories in the Ordinary Course of Business;

               (iv) Assumed Contract for the purchase or sale of any equipment or fixed or capital assets having a fair market value in excess of $10,000;

               (v) contract for the sale of any material assets, other than sales of inventory to customers in the Ordinary Course of Business;

               (vi) any leasing transaction of the type required to be capitalized in accordance with GAAP and that constitutes an Assumed Contract;

               (vii)  management, consulting or similar Contract;

               (viii) confidentiality, secrecy or non-disclosure contract
                      (whether the Vendor is a beneficiary or obligor thereunder) relating to any Proprietary Asset or confidential information or any non-competition or similar contract;

               (ix)   license or royalty agreement relating to Proprietary
                      Assets;

               (x) contract, agreement or commitment to make any gift of any of its Purchased Assets;

               (xi) lease, agreement in the nature of a lease or agreement to lease whether as lessor or lessee, and whether in respect of real property or personal property, with respect to the Purchased Assets, except for any lease or agreement in the nature of a lease relating to personal property where the aggregate annual payments under such lease or agreement and under any related service or maintenance or similar contract do not exceed $5,000; or

               (xii) Assumed Contract that was not made in the Ordinary Course of Business, consistent with past practice.

        (r) NO DEFAULT UNDER AGREEMENTS. The Vendor is not in default or breach of any Assumed Contract or other contract, agreement, lease or other instrument relating to the Business to which it is a party or by which it may be bound (including the contracts, agreements, leases and other instruments referred to the Disclosure Schedules) and there exists no state of facts that after notice or the passage of time, or both, would constitute such a default or breach, and all such contracts, agreements, leases and other instruments are now in good standing and the Vendor is entitled to all benefits, rights and privileges thereunder.

        (s) NON-ARM'S LENGTH TRANSACTIONS. With respect to the Business, except as disclosed in Schedule 4.01(s) and except for contracts of employment, consulting agreements and loans to the Vendor, the Vendor is not a party to any contract or agreement with any officer, director, employee, member or any Person not dealing at arm's length (within the meaning of the Code) or any Affiliate of any of the foregoing.

        (t) LITIGATION. Except as set forth in Schedule 4.01(t), there is no pending Proceeding, and, to the best of the Vendor's knowledge, no Person has threatened to commence any Proceeding:

               (i) that involves the Vendor or that otherwise relates or likely would affect the Business or the Purchased Assets (whether or not the Vendor is named as a party thereto); or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                      To the Vendor's knowledge, no event has occurred, and no
               claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                      To the best of the Vendor's knowledge, no officer or
               Employee of the Vendor is subject to any Order that prohibits such officer or Employee from engaging in or continuing any conduct, activity or practice relating to the Business. There is no proposed Order that, if issued or otherwise put into effect,
               (i) may be reasonably likely to have an adverse effect on the Purchased Assets or the Business, or the condition, assets, liabilities, operations, financial performance, net income or prospects of either thereof (or on any aspect or portion thereof) or on the ability of the Vendor to comply with or perform any covenant or obligation under any of the Transaction Agreements; or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        (u) EMPLOYEE AND LABOR MATTERS. Schedule 4.01(u) sets forth, with respect to each employee of the Vendor (an "Employee") (including any Employee who is on a leave of absence or on layoff status):

               (i) the name of such Employee and the date as of which such Employee was originally hired by the Vendor;

               (ii) such Employee's title, and a description of such Employee's duties and responsibilities;

               (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit sharing payments and other payments or benefits of any type) received by such Employee with respect to services performed for the Vendor in 1998;

               (iv) such Employee's annualized compensation as of the date of this Agreement;

               (v) each Employee Benefit Plan in which such Employee participates or is eligible to participate;

               (vi) any Governmental Authorization that is held by such Employee and that relates to or is useful in connection with the Vendor's business; and

               (vii) any accrued pension, retirement, vacation, insurance, option or other form of benefit plan or obligation to the Employees prior to the Closing Date.

                      Except as provided in Schedule 4.01(u), the Vendor is
               current in all of its payments to officers, directors, Employees and agents of the Vendor for any wages, salaries, commissions, bonuses and other compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents in connection with their services.

               To the best of the Vendor's knowledge, each Employee has received all appropriate Governmental Authorizations under U.S. immigration laws to accept employment with the Vendor.

               The Vendor is not a party to or bound by, and has never been a party to or bound by, any union contract, collective bargaining agreement or similar Contract in connection with the Purchased Assets or otherwise with respect to the Business.

               The employment of each of the Employees, other than those with disclosed employment or consulting agreements, is terminable by the Vendor "at will". The Vendor has delivered to the Purchaser accurate and complete copies of all current employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of such Employees.

               Except as disclosed on Disclosure Schedule 4.01(u), to the knowledge of the Vendor, in connection with the Business: (i) no Employee intends to terminate his employment with the Vendor (except as contemplated hereby) or to not accept employment with the Purchaser; (ii) no Employee has received an offer to join a business that may be competitive with the Vendor's business; and
               (iii) no Employee of the Vendor is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such Employee of any of his duties or responsibilities as an employee of the Vendor or the Purchaser, or (B) the Vendor's or the Purchaser's business or operations.

               The Vendor is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Vendor or any of its employees. There is not now pending, and, to the knowledge of the Vendor, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. To the Vendor's knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

        (v) EMPLOYEE PLANS; ERISA. The Employee Manual of the Vendor attached hereto as Schedule 4.01(v) sets forth all of the Vendor's Employee Benefit Plans.

               (i)    No Employee Benefit Plan:

                      (A) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation;

                      (B)    is or was a "multiemployer plan" as defined in
                             Section 4001(a)(3) of ERISA; or

                      (C) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA other than a defined contribution plan disclosed in
                             Schedule 4.01(v).

               (ii) There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Vendor as a single employer within the meaning of
                      Section 414 of the Code.

               (iii) The Vendor has made available to the Purchaser copies of its material Employee Benefit Plans and all documents relating to such Plans.

                      To the Vendor's knowledge, each Employee Benefit Plan is
               being operated and administered in full compliance with the provisions thereof, and each such Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any such Employee Benefit Plan has been duly accrued and made on a timely basis.

                      To the Vendor's knowledge, each Employee Benefit Plan
               complies and is being operated and administered in full compliance with, and each such Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Vendor has never incurred any Liability to the Internal Revenue Service nor any other Governmental Body with respect to any Employee Benefit Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Vendor nor any Person that is or was an administrator or fiduciary of any Employee Benefit Plan, has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Vendor to any Liability for breach of any fiduciary duty or any other duty.

        (w) COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.01(w), with respect to the Purchased Assets and the Business:

               (i) the Vendor is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets except to the extent the failure to so comply is not reasonably likely to have a material adverse effect;

               (ii) to the Vendor's Knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Vendor of, or a failure on the part of the Vendor to comply with, any Legal Requirement; and

               (iii) the Vendor has not received, at any time, any written notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement; or (ii) any actual, alleged, possible or potential obligation on the part of the Vendor to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                      To the knowledge of the Vendor, with respect to the
               Purchased Assets and the Business, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) would be reasonably likely to have an adverse effect on the Business, the Purchased Assets or the Vendor's business, condition, assets, liabilities, operations, financial performance, net income or prospects, or on the ability of the Vendor to comply with or perform any covenant or obligation under any of the Transaction Agreements; or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        (x)    PERMITS AND REGISTRATIONS.

               (i)    Schedule 4.01(x) identifies

                      (A) each Governmental Authorization and Permit that is held by the Vendor that relates to or is useful in connection with the Purchased Assets or the Business; and

                      (B) each other Governmental Authorization and Permit that, to the knowledge of the Vendor, is held by any of the Vendor's Employees and relates to or is useful in connection with the Purchased Assets or the Business.

               (ii) The Vendor has delivered to the Purchaser complete copies of all of the Governmental Authorizations and Permits identified in Schedule 4.01(x), including all renewals thereof and all amendments thereto. Each Governmental Authorization and Permit identified or required to be identified in Schedule 4.01(x) is valid and in full force and effect.

               (iii)  The Governmental Authorizations and Permits identified in
                      Schedule 4.01(x) constitute all of the Governmental Authorizations necessary (i) to enable the Vendor to conduct the Business in the manner in which such business is currently being conducted and (ii) to permit the Vendor to own and use its assets in the manner in which they are currently owned and used.

        (y)    TAX MATTERS.

               (i) The Vendor has (A) timely filed all Tax Returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of the Business or the Purchased Assets, (B) paid all Taxes that are shown to have come due pursuant to such returns or reports; and (C) paid all other Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business or the Purchased Assets for which a notice of assessment or demand for payment has been received or which have otherwise become due.

               (ii) All such returns or reports were complete and accurate in all material respects at the time of filing and do not contain a disclosure statement under Section 6662 of the Code.

               (iii) There are no unpaid Taxes with respect to a Pre-Closing Period that are or could give rise to a lien on the Business or the Purchased Assets, except for current Taxes not yet due and payable.

               (iv) There are no pending audits or, to the Vendor's knowledge, threatened audits or assessments relating to Taxes with respect to the Business or the Purchased Assets. There is no unassessed Tax deficiency proposed or threatened against the Vendor relating to or affecting the Business or the Purchased Assets, nor is any action or proceeding pending, or to the Vendor's knowledge threatened for assessment, reassessment or collection of Taxes.

               (v) None of the Purchased Assets (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

               (vi) The Purchaser is not required to withhold tax from the Purchase Price by reason of Section 1445 of the Code or similar provision of law of any state or municipality.

        (z) CUSTOMERS AND SUPPLIERS. Schedule 4.01(z) sets out the major customers (being those customers accounting for more than 80% of sales for the period January 1, 1999 to September 30, 1999) and suppliers of the Business and there has been no termination or cancellation of, and, except as set forth on Schedule 4.01(z) no modification or change in, the business relationship of the Vendor with any major customer or group of major customers. The Vendor has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Business will not continue after the Closing Date in substantially the same manner as prior to the date of the Agreement.

        (aa) INSURANCE. Schedule 4.01(aa) sets out all insurance policies held by the Vendor in respect of the Purchased Assets or the Business, including the name of the insurer, the risks insured against and the amount of coverage. All such policies are in full force and effect as of the date hereof.

        (bb) NO LIABILITIES. Other than the Assumed Liabilities, there are no liabilities of the Vendor, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the completion of the Transactions.

        (cc) SOLVENCY. The Vendor represents and warrants to the Purchaser that the Purchase Price represents reasonably equivalent value for the Purchased Assets and the Assumed Liabilities, and that, upon consummation of the Closing, after giving effect to the consummation of all of the Transactions, including, without limitation, receipt of the payments to be made to the Vendor as contemplated in this Agreement, the Vendor will not (i) be insolvent (either because its financial condition is such that that sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or planned to incur debts beyond its ability to pay as they become absolute and matured.

        (dd) FULL DISCLOSURE. None of the Transaction Agreements or any document or certificate delivered pursuant to any thereof contains or will contain any untrue statement of fact, and none of the Transaction Agreements or any document or certificate delivered pursuant to any thereof omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

        4.02   BY THE VENDOR.

        (a) The Vendor represents and acknowledges that it is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of IMSC and the Purchaser, which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Common Stock. Without limiting the foregoing, the Vendor understands and acknowledges that none of the Purchaser, IMSC or anyone acting on its behalf has made any representations or warranties other than those contained herein respecting IMSC and the Purchaser, the future conduct of the business of IMSC and the Purchaser, and the Vendor has not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of IMSC and the Purchaser.

        (b) The Vendor agrees, acknowledges and confirms that it has been advised and understands as follows:

               (i) The Vendor is acquiring the shares of Common Stock to be issued for its own account and without a view to any distribution or resale thereof, other than a distribution or resale that, in the opinion of counsel for the Vendor (which opinion shall be satisfactory in form and substance to IMSC), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or any applicable blue sky laws. The Vendor acknowledges that the shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the 1933 Act and applicable blue sky laws or an exemption from such registration is available. Subject to the terms and conditions of the Registration Rights Agreement dated the date hereof by and between the Vendor and IMSC (the "Registration Rights Agreement"), IMSC is under no obligation to register the shares of Common Stock under the 1933 Act or any state securities law or to take any action that would make available an exemption from such registration.

               (ii) There shall be endorsed on the certificates evidencing the shares of Common Stock delivered pursuant to Section 2.03 and 2.05 subsequent to Closing a legend substantially similar to the following:

                         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE SOLD WITHIN TWELVE MONTHS AFTER THE DATE OF THIS CERTIFICATE WITHOUT AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER, THAT SUCH SALE DOES NOT VIOLATE THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

               (iii) Except under certain limited circumstances, the above restrictions on the transfer of the shares of Common Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

               (iv) IMSC and its transfer agent may refuse to effect a transfer of any of the shares of Common Stock by the Vendor or any of its successors, personal representatives or assigns except in compliance with applicable securities laws.

        4.03 BY THE PURCHASER AND IMSC. As a material inducement to the Vendor to enter into this Agreement, each of the Purchaser and IMSC makes the following representations and warranties:

        (a) ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority and has the corporate power and capacity to enter into this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder. IMSC is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada and has all necessary power and authority to enter into this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder.

        (b) AUTHORIZATION AND EXECUTION. Each of the Purchaser and IMSC, respectively, has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and instruments contemplated to be executed and delivered by the Purchaser and IMSC, respectively, in connection with this Agreement, including, without limitation, the Transaction Agreements to which either the Purchaser or IMSC is or may become a party. The execution, delivery and performance by each of the Purchaser and IMSC of this Agreement and such other agreements, certificates and instruments have been duly authorized by all necessary action on the part of their respective boards of directors and officers. Each of this Agreement and such other agreements, certificates and instruments constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Purchaser and IMSC, enforceable against the Purchase and IMSC, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

        (c) NO CONTRAVENTION. Neither the entering into of this Agreement, the purchase of the Purchased Assets nor the performance by the Purchaser or IMSC of any of its other obligations under this Agreement or the Transaction Agreements to which it is a party will contravene, breach or result in any default under the articles, by-laws, or other organizational documents of the Purchaser or IMSC, as the case may be, or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which it is a party or by which it may be bound.

        (d) CONSENTS AND APPROVALS. No authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required in connection with the execution, delivery or performance of this Agreement or the Transaction Agreements to which the Purchaser or IMSC is a party by the Purchase or IMSC or the purchase of any of the Purchased Assets hereunder.

        (e) STATUS OF COMMON STOCK. The shares of Common Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly existing and outstanding, fully paid and non-assessable.

        (f) IMSC'S SEC FILINGS. IMSC's report on Form 10-SB, as amended and filed on July 16, 1999, does not contain a misstatement of material fact or fail to state a material fact required to be stated therein or necessary to make the statements made therein not misleading as of the date such filing was made other than (i) an overstatement of goodwill and (ii) the failure to disclose certain stock options. IMSC is presently responding to a comment letter from the SEC with respect to such Form 10-SB, as amended, and will file a further amended Form 10-SB in response to such comments. Since July 16, 1999, the following constitute undisclosed material facts:

               (i) the working capital ratio of IMSC has improved from 1:1 at March 31, 1999 to 1.1:1 at September 30, 1999.

               (ii) shareholder's equity in IMSC has improved from Canadian $3.9 million at March 31, 1999 to Canadian $12.2 million at September 30, 1999.

               (iii) The financial position of IMSC as at the date hereof is no worse than September 30, 1999.

               (iv) IMSC has, through its subsidiary International Menu Solutions, Inc. ("IMSI"), issued special warrants for an aggregate consideration of Canadian $7 million.

               (v) IMSI purchased all of the issued and outstanding shares of The Ultimate Cookie Co., Inc.

        4.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and obligations of the Vendor and the Purchaser hereunder and under the Transaction Agreements shall remain in full force and effect, shall survive (without limitation) the Closing and shall continue until the later of (a) December 31, 2001 to the extent that the Vendor elects to receive the 2001 Final Payment pursuant to Section 2.05(c) or (b) December 31, 2002 to the extent that the Vendor elects to receive the 2002 Final Payment pursuant to
Section 2.05(e).

                                    ARTICLE 5
                            EMPLOYEES OF THE BUSINESS

        5.01 PROFESSIONAL SERVICES AGREEMENT. As of the date hereof, the Vendor and the Purchaser shall have executed that certain Professional Services Agreement (the "Professional Services Agreement") providing for all of the Vendor's Employees to remain the Employees of the Vendor after the Closing Date up to and including December 31, 1999.

                                    ARTICLE 6
                              COVENANTS OF PARTIES

        6.01 PURCHASER TO MAINTAIN BOOKS AND RECORDS OF VENDOR. The Purchaser agrees that it will preserve the books and records of the Business and the Purchased Assets received from the Vendor on the Closing Date for a period of six (6) years from the Closing Date, or for such longer period as is required by applicable law. The Purchaser agrees to permit the Vendor or its authorized representatives reasonable access thereto in connection with the affairs of the Vendor relating to matters contained in the books and records. The Vendor agrees that the Purchaser is not responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such books or records.

        6.02 COVENANTS OF THE PURCHASER AND IMSC. During the period from the Closing Date until the later of December 31, 2001 or December 31, 2002 dependent on when the Purchase Price has been finally determined pursuant to Section 2.05, each of the Purchaser and IMSC agree and covenant as follows:

        (a) as of January 1, 2000, all Employees in the sales and finance departments of the Vendor who have performed their work to the satisfaction of the Purchaser from November 1, 1999 through December 31, 1999, will be re-hired by the Purchaser, with the exception of Vicki Huxtable;

        (b) the integration of financial departments of IMSC and the Purchaser shall be completed as the Purchaser and IMSC shall determine in their sole and absolute discretion;

        (c) the Purchaser shall maintain the research and development program of the Vendor substantially as structured and operated by the Vendor as of the Closing Date with certain variations as required by the Purchaser for reasonable business purposes;

        (d) if and to the extent that IMSC adopts procedures to streamline its program development, the home meal replacement program development procedures of the Purchaser will be streamlined with those of IMSC;

        (e) that Cliff Marquart will become the President of the Purchaser as of the Closing Date with responsibility for (i) business development in the United States, (ii) assisting Michael Steele on selected new financing initiatives and United States acquisitions as set forth in Section 6.02(g) below and (iii) for the Purchaser's overall operations;

        (f) the right of the Vendor to one designated person to have the right to attend, as an observer, meetings of the board of directors of IMSC, subject to execution of a customary confidentiality agreement, and one seat on the management advisory board during the period to and including the earlier of December 31, 2001 or December 31, 2002 dependent on when the Purchase Price has been finally determined pursuant to Section 2.05;

        (g) that IMSC will use its best efforts to make available to the Purchaser an aggregate amount of $15,000,000 ("Acquisition Capital") representing the total cost for all operating business purchases including consideration in cash, stock or in kind. The cost of the Acquisition Capital will be 15% per annum. Such amount will permit the Purchaser, in the sole and absolute discretion of IMSC, to pursue operating business acquisition opportunities in the United States that are synergistic with the Purchaser's product lines, management and internal management support and will assist the Purchaser in fully utilizing the Leased Property. Such amounts shall be advanced from time to time as acquisitions are identified and approved; provided, however, that the Purchaser shall not be permitted to make any acquisition without the prior written consent of the board of directors of the IMSC; and

        (h) that, subject to all securities regulations and Legal Requirements, IMSC and the Purchaser will each provide quarterly and annual audited financial statements to the Vendor within sixty (60) days of the end of each quarter and within ninety (90) days of the end of each year, respectively. The obligation of IMSC and Purchaser under this Section 6.02(h) shall expire upon the receipt by the Vendor of the Final Payment.

        6.03 COVENANTS OF VENDOR. The Vendor covenants and agrees not to make any disposition of all or any portion of the Common Stock received under this Agreement or any other Transaction Agreements unless and until:

        (a) there is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

        (b) the Vendor shall have notified the Purchaser and IMSC of the proposed disposition and shall have furnished the Purchaser and IMSC with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by IMSC, the Vendor shall have furnished the Purchaser and IMSC with an opinion of counsel, reasonably satisfactory to the Purchaser and IMSC that such disposition will not require registration of such shares under the 1933 Act. It is agreed that neither the Purchaser nor IMSC will require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

        6.04 INSURANCE. On the request and at the expense of the Purchaser, the Vendor will use its reasonable efforts promptly after the Closing Date to cause the insurance policies of the Vendor to be endorsed to provide that the Purchaser is an additional named insured on each of such policies.

        The Purchaser shall have the right to have the Policies assigned to the Purchaser at January 1, 2000 so long as arrangements reasonably acceptable to the Vendor are established to insure that its coverage for claims arising from incidents, acts or omissions prior to January 1, 2000 is not adversely affected.

        6.05 CHANGE OF VENDOR'S NAME. The Vendor agrees to deliver to the Purchaser no later than November 30, 1999, a copy of a certificate of amendment changing the Vendor's name to a name that does not include "Huxtable's" or any similar name, certified by the Secretary of

State of the State of Delaware.
                                    ARTICLE 7
                                     CLOSING

        7.01 PLACE AND TIME OF CLOSING. The Closing shall take place at the offices of Locke, Liddell & Sapp at 2600 Chase Tower, Houston, Texas, as soon as practicable after all of the obligations set forth in Section 8 have been satisfied (or waived in accordance therewith), or on such other date or at such other place or time as the Purchaser and the Vendor may mutually agree.

        7.02 EFFECTIVENESS. The transactions contemplated by this Agreement to be taken at the Closing shall be effective for accounting purposes as of the opening of business on November 1, 1999 and all references herein to the Closing Date shall be as of the close of business on the Closing Date.

        7.03 CLOSING OBLIGATIONS OF THE VENDOR. Unless not required by the Purchaser, at or prior to the Closing the Vendor shall deliver to the Purchaser and IMSC:

        (a) possession of all of the books and records related to the Business, which will remain at the Leased Property;

        (b) possession of all of the Purchased Assets, which insofar as they are tangible will remain at the Leased Property;

        (c)    Disclosure Schedule;

        (d) evidence of payment in full of the secured indebtedness of the Vendor on the Closing Date from the proceeds of the Initial Cash Payment or otherwise;

        (e)    all documents of title relating to the Purchased Assets;

        (f) each of the Consents, filings and notices identified in Schedule 4.01(e) or otherwise required to effect the Transactions;

        (g)    originals or copies of all Assumed Contracts;

        (h) each of the agreements and documents contemplated to be delivered by or entered into by the Vendor at the Closing in connection with or pursuant to this Agreement, including each of the Transaction Agreements, duly executed by the Vendor, in form and substance satisfactory to the Purchaser and Purchaser's counsel;

        (i) resolutions (in form satisfactory to the Purchaser) of the Vendor's managers and its members, as applicable, approving the Transactions and the consummation of the Transactions, and the execution and delivery of this Agreement and the Transaction Agreements;

        (j) officer's certificate in form and substance satisfactory to the Purchaser and Purchaser's counsel;

        (k) such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Vendor, (ii) evidencing the compliance by the Vendor with, or the performance by the Vendor of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

        7.04 CLOSING OBLIGATIONS OF THE PURCHASER. Unless not required by the Vendor, at or prior to the Closing the Purchaser shall deliver to the Vendor or, in the case of the Escrow Funds, the Escrow Agent:

        (a)    the Initial Cash Payment;

        (b)    the Escrow Funds;

        (c) each of the agreements and documents contemplated to be delivered or entered into by the Purchaser and/or IMSC, as the case may be, at the Closing pursuant to or in connection with this Agreement, including each of the Transaction Agreements, duly executed by the Purchaser and/or IMSC party thereto in form and substance satisfactory to Vendor and Vendor's counsel;

        (d) officer's certificate in form and substance satisfactory to the Vendor and Vendor's counsel;

        (e) resolutions (in form satisfactory to the Vendor) of the Purchaser's board of directors approving the Transactions and the consummation of the Transactions, and the execution and delivery of this Agreement and the Transaction Agreements;

        (f) such other documents as the Vendor may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Purchaser and IMSC, (ii) evidencing the compliance by the Purchaser and IMSC with, or the performance by the Purchaser and IMSC of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

        7.05 PASSAGE OF TITLE; RISK OF LOSS. Legal and equitable title and risk of loss with respect to all of the Purchased Assets shall pass to the Purchaser on transfer of such assets at the Closing.

        7.06 INSTRUMENTS OF CONVEYANCE. At the Closing, the Vendor shall (at its own expense) execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment (in each case in a form reasonably satisfactory the Purchaser) and shall take such other actions as may be necessary or as the Purchaser may reasonably require in order to transfer title to the Purchased Assets to the Purchaser on Closing. Simultaneously therewith, the Vendor shall take all steps necessary to put the Purchaser in possession and operating control of the Purchased Assets.

        7.07 ACCOUNTS RECEIVABLE. The Vendor agrees the Purchaser shall have the right after the Closing to endorse all payments received by the Purchaser in respect of any of the Trade Accounts Receivable in the name of the Purchaser and to deposit the same into the Purchaser's bank accounts. The Vendor shall deliver at the Closing such resolutions or other documents as the Purchaser may reasonably request in order to permit the implementation of the provisions of this Section.

        7.08 FURTHER ASSURANCES, ETC. In addition to the Trade Accounts Receivable as set forth in Section 7.07, the Vendor shall, at any time and from time to time after the Closing, and upon the request of the Purchaser, (i) do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, transfers, conveyances, assignments, powers of attorney or assurances as may be reasonably required to transfer, assign, convey and grant to the Purchaser all of the Purchased Assets in accordance with the terms hereof, and (ii) take such other actions as the Purchaser may reasonably request in order to carry out the intent of this Agreement. The Vendor shall take any and all reasonable actions that may be necessary to prevent any Person from having recourse against any of the Purchased Assets or against the Purchaser as transferee thereof with respect to any Liabilities that are not assumed.

        7.09 BULK SALES. The parties acknowledge that neither of them plans to comply with the requirements of any applicable bulk sales laws. Notwithstanding the foregoing, the Vendor agrees that the Purchaser has not waived any right to indemnification that it may have against the Vendor with respect to any Damages as a result of claims against the Purchased Assets resulting from failure to comply with any applicable bulk sales laws.

        7.10 POWER OF ATTORNEY. The Vendor hereby irrevocably constitutes and appoints the Purchaser, effective as of the Closing, as such party's true and lawful attorney, with full power of substitution, in such party's name and stead, but on behalf and for the benefit of the Purchaser, to demand and receive any and all of the Purchased Assets and Assumed Liabilities, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to prosecute in its name, or otherwise, for the benefit of the Purchaser, any and all proceedings at law, in equity or otherwise, which the Purchaser may deem proper for the collection or reduction to possession of any of the business, properties or assets comprising the Purchased Assets and Assumed Liabilities or for the collection and enforcement of any claim or right of any kind hereby assigned, granted, transferred, or set over. Notwithstanding the foregoing, the Vendor shall have no obligation to reimburse the Purchaser for costs incurred in connection with exercising this power of attorney unless the Vendor has been given a reasonable opportunity to take actions to accomplish the same purpose; provided, this sentence shall not be construed as limiting the Vendor's indemnification obligations to the Purchaser, as set forth in
Section 9.

                                    ARTICLE 8
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 9
                                 INDEMNIFICATION

        9.01 INDEMNIFICATION BY VENDOR. The Vendor shall hold harmless and indemnify each of the Purchaser's Indemnitees from and against, and shall compensate and reimburse each of the Purchaser's Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Purchaser's Indemnitees or to which any of the Purchaser's Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

        (a) any Breach of any representation or warranty made by the Vendor in this Agreement or any of the Transaction Agreements; provided that no Indemnitee shall have any right to indemnification with respect to any such Breach if the Purchaser or IMSC knew of such Breach on or prior to the Closing and failed to advise the Vendor of such Breach;

        (b) any Breach of any covenant or obligation of the Vendor under this Agreement or any of the Transaction Agreements;

        (c) any Liability to which any of the Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (i) any product provided, or any service performed, by or on behalf of the Vendor on or at any time prior to the Closing Date, (ii) any severance, termination or similar benefits afforded to the Vendor's Employees, including, without limitation, any such Liability to the Vendor's Employees who are not hired by the Purchaser; (iii) any pension, retirement, insurance, option or other form of benefit plan of the Vendor or relating to the Vendor's Employees relating to periods prior to the Closing Date not included in the Assumed Liabilities; (iv) any employment agreement between the Vendor and its Employees;
               (v) the presence on or at any time prior to the Closing Date of any Hazardous Material introduced by Vendor or allowed to be introduced by Vendor, at, on, in, under or from, any site owned, leased, occupied or controlled by the Vendor; or (vi) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Vendor on or at any time prior to the Closing Date;

        (d) any Liability to which any of the Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to claims against the Purchased Assets resulting from failure to comply with any applicable bulk sales laws with respect to the sale of the Business;

        (e) any payment received by the Vendor to the extent that any portion of said payment is in satisfaction of an obligation that is, in accordance with the terms of this Agreement or any of the Transaction Agreements, properly payable to Purchaser; and

        (f) all Liabilities and all other obligations of any nature whatsoever retained, undertaken or assumed by the Vendor under or in connection with this Agreement or in any of the Transaction Agreements.

        9.02 INDEMNIFICATION BY PURCHASER. Each of the Purchaser and IMSC shall hold harmless and indemnify the Vendor's Indemnitees from and against, and shall compensate and reimburse the Vendor's Indemnitees for, any Damages which are directly or indirectly suffered or incurred by the Vendor's Indemnitees or to which the Vendor's Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

        (a) any Breach of any representation or warranty made by the Purchaser and/or IMSC in this Agreement or any of the Transaction Agreements; provided, that no Vendor's Indemnitee shall have any right to indemnification with respect to any such Breach if the Vendor knew of such Breach on or prior to the Closing and failed to advise the Purchaser of such Breach;

        (b) any Breach of any covenant or obligation of the Purchaser and/or IMSC under this Agreement or any of the Transaction Agreements;

        (c) any Breach by the Purchaser of its obligations under any Assumed Contract or the Assumed Liabilities, provided such Breach occurs after the Closing Date; or

        (d) any Liability to which the Vendor may become subject and that arises directly or indirectly from or relates directly or indirectly to the Purchased Assets or Assumed Liabilities.

        9.03   LIMITATIONS ON AMOUNT.

        (a) No party shall have any liability (for indemnification obligations or otherwise) until the total of all Damages with respect to such matters exceeds $25,000 and then only for the amount by which such Damages exceeds $25,000. It is understood and agreed that the foregoing basket claim amount will be calculated on an aggregate basis, will not apply to a claim-by-claim basis and does not apply to the payment of amounts from the Escrow Funds pursuant to Section 2.04(c).

        (b) Subject to Section 9.01(f), the obligations of the Vendor to provide indemnity to the Purchaser's Indemnitees hereunder shall be solely paid from and shall not exceed the total Earnout Payments unpaid to the Vendor at the time that the Purchaser's Indemnitee brings an indemnification claim or gives to the Vendor notice of a potential claim.

        (c) In the event that the Purchaser or IMSC has notified the Vendor in writing of any claim or notice of a potential claim for which it is entitled to seek indemnity hereunder, the Purchaser shall be entitled to withhold from future Earnout Payments and pay into trust with an unrelated mutually agreed third-party escrow agent, or if the Vendor and the Purchaser cannot agree, Montreal Trust, (pursuant to a mutually agreed escrow agreement) an amount in cash equal to the Purchaser's reasonable estimate of the potential Damages or Losses for which it may be entitled to obtain indemnification hereunder. In the event that any amount is withheld from any future Earnout Payment which is to be made in shares of Common Stock as determined in accordance with Section 2.05, such amount shall nonetheless be withheld in cash, and any payments therefrom to the Purchaser or IMSC, as the case may be, or remittances to the Vendor therefrom, shall be made in cash. The cash held in escrow shall be invested and reinvested as directed by the Vendor and shall be released from escrow only upon the joint instruction of the Vendor and the Purchaser or pursuant to the order of a court or arbitrator.

        (d) All indemnification payments to be made by the Vendor shall be deducted from Earnout Payments received as part of the Purchase Price. The Initial Cash Payment and, except to the extent contemplated by Section 2.04(c), the Escrow Funds shall not be subject to any indemnity or other claims of Purchaser's Indemnitees.

        (e) The Purchaser's obligation to provide indemnification to the Vendor hereunder shall not exceed the amount of the Initial Cash Payment.

        (f) Except in cases of fraud, each of the Vendor, the Purchaser and IMSC acknowledges that its sole and exclusive remedy after the Closing with respect to any and all Damages or Losses relating to this Agreement and any Transactions contemplated herein shall be pursuant to the indemnification provisions set forth in this
               Article 9, and in furtherance of the foregoing, each of the Vendor, the Purchaser and IMSC hereby waives, from and after the Closing, any and all rights, claims and causes of action it may have against any other party or its Indemnitees (except in cases of fraud or the indemnification provisions set forth in this
               Article 9).

        9.04 INTEREST. Any party that is required to indemnify any other Person pursuant to this Article 9 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such Damages were paid by such other Person and ending on the date on which the applicable indemnification payment is made by such party) at the rate of interest provided by applicable law.

        9.05 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, the Vendor, any other Indemnitee or any other Person) with respect to which a party hereto may become obligated to indemnify, hold harmless, compensate or reimburse another party or any Indemnitee pursuant hereto, the party to be indemnified (or, in the case of an Indemnitee or other Person being indemnified by the Vendor, the Purchaser) (in either case, the "Indemnified Party") shall, within thirty (30) days following the date on which the Indemnified Party first becomes aware of the assertion or commencement of such claim or Proceeding, notify the party or the parties providing the indemnification hereunder (the "Indemnifying Party") of such claim or Proceeding. The Indemnifying Party shall assume the defense of such claim or Proceeding, at the sole expense of the Indemnifying Party and shall proceed as follows:

        (a) the Indemnifying Party shall proceed to defend such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnified Party;

        (b) the Indemnified Party shall make available to the Indemnifying Party any non-privileged documents and materials in the possession of the Indemnified Party that may be necessary to the defense of such claim or Proceeding;

        (c) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such claim or Proceeding;

        (d) the Indemnified Party shall have the right to participate in the defense of such claim or Proceeding at its sole expense; and

        (e) the Indemnifying Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

        If the Indemnifying Party does not assume the defense of such claim or Proceeding in a timely manner, the Indemnified Party may proceed with the defense of any such claim or Proceeding on its own, in which case the following shall apply:

               (i) all reasonable expenses relating to the defense of such claim or Proceeding incurred by the Indemnified Party shall be borne and paid exclusively by the Indemnifying Party;

               (ii) the Indemnifying Party shall make available to the Indemnified Party any non-privileged documents and materials in the possession or control of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding; and

               (iii) the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to such claim or Proceeding.

                                   ARTICLE 10
                                     GENERAL

        10.01  CONFIDENTIALITY. On and at all times after the date of this
Agreement:

        (a) except to the extent required by law, or following consultation with the other party, neither party nor any of its Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of their suppliers, customers, landlords, creditors, employees, or any other person other than Vendor's members) concerning any of the Transactions, and the parties shall keep the existence and terms of this Agreement and the other Transaction Agreements strictly confidential;

        (b) the Vendor shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the Business, the Purchaser or any Affiliate thereof, including, without limitation, personnel information, secret processes, know-how, customer lists and their technical or business information included in the Purchased Assets; and

        (c) neither party nor any of its Representatives shall make any negative, disparaging, disruptive or damaging statements, comments or remarks to any third party with respect to the other party, the Purchased Assets or the Business, either as conducted by the Vendor or as conducted by the Purchaser.

        10.02 PUBLIC NOTICES. The Purchaser may make such disclosure with respect to the closing of the Transactions as it may reasonably determine is appropriate and shall use reasonable efforts to give prior oral or written notice to the Vendor, and if prior notice is not possible, to give notice immediately following the making of such disclosure.

        10.03 EXPENSES. Each of the Vendor and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the Transactions.

        10.04 ENUREMENT AND ASSIGNMENT. This Agreement shall be binding upon the Vendor and its successors and assigns (if any), IMSC and its successors and assigns (if any), and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of the Vendor, IMSC, the Purchaser, the parties' Indemnitees, and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person, including, without limitation, any Affiliate or Subsidiary thereof, without obtaining the consent or approval of any other party hereto or of any other Person.

        10.05 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. .

        10.06 ENTIRE AGREEMENT. This Agreement and the Transaction Agreements (including Schedules and Exhibits thereto) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        10.07  WAIVER.

        (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.08 AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendor.

        10.09  TIME OF ESSENCE. Time shall be of the essence of this Agreement.

        10.10  NOTICES.

        (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

               if to the Purchaser:

               International Menu Solutions USA, Inc.
               c/o International Menu Solutions Inc.
               350 Creditstone Drive
               Concord, Ontario, Canada L4K 3Z2
               Fax No. (416) 614-6870
               Attention: Michael A. Steele, President

               with a copy to:

               McCarter Grespan Robson Beynon
               675 Riverbend Drive
               Kitchener, Ontario, Canada N2K 3S3
               Fax No. (519) 742-1841
               Attention: Thomas D. Beynon

               if to the Vendor:

               Huxtable's Foods, L.L.C.
               c/o Yellowstone Capital, Inc.
               1100 Louisiana, Suite 5005
               Houston, Texas 77002
               Attention:  Omar  A. Sawaf.
               Telecopier No.:  (713) 650-0055

               and
               c/o Austin Ventures
               Norwood Tower, 13th Floor
               114 West 7th St.
               Austin, Texas  78701
               Attention:  Blaine Wesner
               Telecopier No.:  (512) 485-1995

               with a copy to:

               Locke Liddell & Sapp LLP
               2600 Chase Tower
               600 Travis
               Houston, Texas  77002
               Attention:  Gene G. Lewis
               Telecopier No.:  (713) 223-3717

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labor dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication.

Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 10.10.

        10.11 FURTHER ASSURANCES. Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

        10.12  GOVERNING LAW, VENUE.

        (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Los Angeles, California. Each party to this Agreement:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles (and each appellate court located in the State of California) in connection with any such legal proceeding;

               (ii) agrees that each state and federal court located in the County of Los Angeles, California shall be deemed to be a convenient forum; and

               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

        10.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agree that:

        (a) in the event of any Breach or threatened Breach by the such party of any covenant, obligation or other provision set forth in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

        (b) no party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        10.14 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

        10.15 FACSIMILE. This Agreement may be transmitted by facsimile or other electronic transmission and the reproduction of signatures will be deemed to be original and legally binding.

        10.16 ADJUSTMENTS. In the event of any stock splits, stock dividends, combinations or similar actions with respect to the Common Stock, any values in this Agreement expressed as dollars per share of Common Stock, including those in Section 2.05(a) and 2.05(h), shall be appropriately adjusted.

IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                            INTERNATIONAL MENU SOLUTIONS
                                            USA, INC.


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

                                            INTERNATIONAL MENU SOLUTIONS
                                            CORPORATION


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

                                            HUXTABLE'S FOODS, L.L.C.


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------